UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

Item 1.01.    Entry into a Material Definitive Agreement.

Effective March 7, 2013, Pioneer Southwest Energy Partners L.P. (the “Partnership”) entered into new indemnification agreements with each of the independent directors of the Partnership’s general partner (each an “Indemnitee”). The current independent directors are Phillip A. Gobe, Alan L. Gosule, Royce W. Mitchell and Arthur L. Smith. The new agreements replace the indemnification agreements that all the independent directors previously had with the Partnership.

The Partnership reviews its form regularly and decided to enter into new indemnification agreements principally to update its form. A description of the new form of indemnification agreement is contained in this report and is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Each indemnification agreement requires the Partnership to indemnify each Indemnitee to the fullest extent permitted by the partnership agreement of the Partnership. This means, among other things, that the Partnership must indemnify the Indemnitees against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director of the general partner of the Partnership or is or was serving at the general partner’s request as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided in the partnership agreement. Also as permitted under the partnership agreement, the indemnification agreements require the Partnership to advance expenses in defending such an action provided that the Indemnitee undertakes to repay the amounts if he ultimately is determined not to be entitled to indemnification from the Partnership. The Partnership will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish the Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors of the Partnership’s general partner or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Partnership to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

The indemnification agreements require the Partnership to continue director and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be a director, and they obligate the Partnership to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Partnership. The indemnification agreements also limit the period in which the Partnership can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 --
Indemnification Agreement, dated March 7, 2013, between the Partnership and Phillip A. Gobe, together with a schedule identifying other substantially identical agreements between the Partnership and each independent director of the Partnership’s general partner identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: March 11, 2013

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)
Indemnification Agreement, dated March 7, 2013, between the Partnership and Phillip A. Gobe, together with a schedule identifying other substantially identical agreements between the Partnership and each independent director of the Partnership’s general partner identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.

___________
(a) Filed herewith.